Exhibit 5.1

Jon C. Avina +1 650 843 5307 javina@cooley.com

April 8, 2019

Zoom Video Communications, Inc.

55 Almaden Boulevard, 6th Floor

San Jose, CA 95113

Ladies and Gentlemen:

You have requested our opinion, as counsel to Zoom Video Communications, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-230444) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 24,000,000 shares of the Company’s Class A common stock, par value $0.001 (the “Shares”), which includes (i) up to 14,007,881 Shares to be sold by the Company (including up to 3,130,435 Shares that may be sold pursuant to the exercise of an option to purchase additional shares) (collectively, the “Company Shares”) and (ii) up to 9,992,119 Shares to be sold by the selling stockholders identified in such Registration Statement (the “Stockholder Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registration Statement, and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which is to be in effect immediately prior to the closing of the offering contemplated by the Registration Statement and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof and that the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) is adopted by the stockholders and filed with the Secretary of State of the State of Delaware before the issuance of the Shares. We have undertaken no independent verification with respect to such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (ii) the Stockholder Shares have been validly issued and are fully paid and non-assessable, except with respect to 214,027 Stockholder Shares that are to be sold by certain selling stockholders upon the exercise of vested options, which will be validly issued, fully-paid and nonassessable upon exercise and payment in accordance with the terms of the options pursuant to which such shares are to be issued.

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com

Jon C. Avina +1 650 843 5307 javina@cooley.com

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Jon C. Avina
Jon C. Avina

Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130

t: (650) 843-5000 f: (650) 849-7400 cooley.com